Exhibit 99.1

FOR IMMEDIATE RELEASE

              GUARDIAN TECHNOLOGIES ACQUIRES WISE SYSTEMS, LTD., A DEVELOPER OF RADIOLOGY INFORMATION SYSTEMS FOR THE HEALTHCARE INDUSTRY

DULLES, VA, USA and CORSHAM, WILTSHIRE, UK -- July 27, 2004 -- Guardian Technologies International, Inc. (OTCBB:GDTI), a leading provider of intelligent systems solutions, today announced that it has acquired Wise Systems Ltd. (Wise) under the terms of a stock purchase agreement. The Wise acquisition closed contemporaneously with the execution of the stock purchase agreement on July 27, 2004. Wise is a premier developer of advanced radiology information systems
(RIS) with principal offices located in Corsham, Wiltshire, UK.

Under the terms of the stock purchase agreement, Guardian acquired all of Wise's stock from Wise's two shareholders, Martin Richards and Susan Richards. Guardian Technologies has agreed to pay to Wise's two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies' common stock in the amount of $500,000. $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing. The deferred portion of the cash purchase price, payable upon maturity of the promissory note, was deposited in escrow and is subject to any indemnification claims by Guardian that may arise with respect to breaches of any representations, warranties and covenants in the stock purchase agreement by Wise's shareholders. Guardian Technologies issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction. At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing. The shares of stock are subject to a three year lock-up. In addition, Guardian Technologies repaid as part of the purchase price an outstanding loan of one of the directors of Wise in the amount of $79,500. At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian Technologies as Vice President of European Operations for a period of two years following closing at a base salary of $210,250 per annum. Also, Mr. Martin Richards and Ms. Susan Richards have resigned their positions as officers of Wise and as members of Wise's Board of Directors and have entered into non-compete agreements with Guardian Technologies for a period of three years following closing. Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees of certain of Wise's bank debt obligations and of Wise's real property lease obligations.

Through this acquisition, Guardian expects to augment its healthcare informatics offering of image compression technologies while increasing its global market potential. In business for approximately 15 years, Wise has developed and markets its RIS system and is in the final stages of developing a Picture Archiving Communication System (PACS), which integrates fully with the RIS to automate activities related to the management of imaging procedures, billing, and scheduling other departmental management activities in electronic form for radiology departments.

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Guardian  expects to gain a number of  important  assets  from the  transaction, including Wise Systems' RIS and soon-to-be-introduced PACS, which captures images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to care givers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRIs and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

"Interoperability and uniqueness of technology are the main reasons we chose Wise Systems as our synergistic partner," said Michael Trudnak, CEO, Guardian Technologies. "Their PACS is a unique web-based image management system with a set of completely integrated services based on DICOM and HL-7 industry standards. The system provides radiology patient information, image management, web-based imaging, and information distribution to the healthcare enterprise. While other systems may have a web front end for users, Wise's PACS system is the only one that's built on a dot.net platform for complete web-based image and information distribution using a single database and proven technology."

"Guardian's compression algorithm complements Wise's RIS/PACs system by facilitating faster, more efficient movement of images and information, a missing element in Wise's system today. So together, Guardian and Wise can offer a significant competitive advantage in the market for healthcare institutions through the seamless electronic integration of services and through solutions that are more flexible, modular, and scaleable than any other available," stated Trudnak.

Since Wise Systems is UK-based, Guardian Technologies has formed a company called UK Guardian Healthcare Systems, which is a wholly owned subsidiary that will own Wise Systems and oversee all of its product development and sales. Wise's current staff will continue to work out of the Corsham, Wiltshire UK offices. In addition, UK Guardian Healthcare Systems will retain and continue to honor existing agreements and provide services and support for all of Wise Systems' existing customers, which include 30 prestigious hospitals.

RIS/PACS MARKET GROWING; IMPROVING CARE, REDUCING COST
Healthcare providers have realized the importance of enterprise-wide patient information, the integration of radiology images and patient data and their impact on quality of care and better patient outcomes. According to Gartner Group, the global market for healthcare informatics has grown from $61 billion in 2000 and is expected to reach $98 billion in 2005. With the convergence of many RIS and PACS technologies the market has seen substantial growth over the last few years. Expenditures in the U.S. on PACS are expected to increase from $421 million in 2000 to more than $1.07 billion as PACS penetration increases to 36% by 2007 according to a Frost & Sullivan report.

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As more  facilities  require  seamless  integration  with RIS, PACS and hospital information systems, it has resulted in more integrated RIS/PACs systems, or "brokerless" systems. Integrated radiology systems enable healthcare providers to combine all of a patient's previous and current medical information into a single patient record, facilitating more accurate future diagnoses and helping circumvent the medical errors due to lack of adequate healthcare data that cause approximately 100,000 patient deaths annually. As a result of this streamlining, the systems enable hospitals to offer better quality care, improve work flow and minimize the cost associated with communication and information management.

The Wise product has been designed as a series of integrated services and has no broker. Combined with Guardian's DEVision compression technology, it will enable the distribution of large files around hospitals more rapidly with less demand on the network and archive bandwidth.

"Fully web-based and scaleable, our RIS system is proven to cost-effectively enhance work flow, connectivity, accuracy and integrity of patient information, and overall integration with hospital-wide information systems. Our acquisition by Guardian will enable us to more readily penetrate the U.S. marketplace and poise our RIS/PACS system for long-term success in the U.S., Europe and other world markets," explained Martin Richards, owner and director of Wise Systems, Ltd. "As a multi-billion dollar market for healthcare and information systems, the U.S. market is the world's largest, and it continues to experience the most rapid growth. The capital, contacts and synergistic technology provided by Guardian will help us enter this market successfully. We are very pleased to join the Guardian team to create a more responsive company with even broader market potential."

A separate Guardian product, its PinPoint(TM) image identification and detection algorithm, has the future potential for integration on the healthcare side for use in the diagnostic/analysis processes associated with radiology images. The same algorithms used for identifying threat items in baggage checks at airports may potentially be leveraged to identify and diagnose changes and irregularities in radiology images. With most CT scans and other procedures being composed of hundreds of images, the radiologist is often inundated with managing high volumes of information and correlating it to other pieces of information. Guardian's technology, combined with Wise's systems has the potential to streamline and automate this process.

ABOUT GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Guardian Technologies, based in Dulles, Virginia, employs high-performance imaging technologies and advanced analytics to create integrated information management products and services. It primarily focuses on the areas of healthcare radiology, image management and transportation security scanning. Guardian's products and services automate the processing of large quantities of graphic, numeric, and textual data so organizations can efficiently detect, extract, analyze or effectively act upon the information gleaned from the data. Guardian's solutions are designed to improve the quality and speed of decision-making and enhance organizational productivity and accuracy. For additional information, please visit Guardian's, web site at


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www.guardiantechintl.com. Forward-Looking Statements The statements made in this press release that are not historical facts contain forward-looking information that involves risks and uncertainties. All statements, other than statements of historical facts, which address Guardian Technologies' expectations, should be considered as forward-looking statements. When used in this news announcement, the words "anticipate," "believe," "expect," "estimate," and "intend," and similar expressions, as they relate to the company or its management, are intended to identify forward-looking statements. Such statements are based on knowledge of the environment in which Guardian Technologies' currently operates, but because of the factors herein listed, as well as other factors beyond its control, actual outcome may differ materially from the expectations expressed in the forward-looking statements. Important factors that may cause the actual outcome to differ from anticipated results include, but are not limited to, the ability to integrate Wise into Guardian Technologies' existing operations, risks associated with managing a foreign operation, obtaining necessary approvals, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission and other regulatory filings. Should one or
more  of  these  risks  or  uncertainties  materialize,   or  should  underlying
assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein noted or in its SEC filings.

Contact:
     Guardian Technologies International, Inc., Dulles, Virginia

     Investors:
     Redwood Consultants, LLC, Jens Dalsgaard, 415-884-0348
      or
     Media:
     Accentuate PR, Julie Shepherd, 815-479-1833, julie@accentuatePR.com


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